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                                                           EXHIBIT 3.(a)

                           CERTIFICATE OF INCORPORATION

                                       OF

                           MATEC (DELAWARE) CORPORATION


    FIRST:  The name of the Corporation is MATEC (Delaware) Corporation.

    SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

    THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.

    FOURTH: (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be 11,000,000, of which 10,000,000 shares shall be Common Stock, par value $.05 per share, and 1,000,000 shares shall be Preferred Stock, par value $.10 per share.

    (b) The shares of Preferred Stock may be issued from time to time in one or more series, with such designations, powers, preferences and relative, participating, optional or other rights, if any, and such qualifications, limitations or restrictions thereon, as permitted by law and as the Board of Directors shall from time to time provide for and fix by resolution or resolutions duly adopted, including, without limitation, voting powers, if any (including multiple or fractional votes per share), dividend rights (including dividend preferences or limited or unlimited dividend participation), conversion rights, mandatory or optional redemption rights or restrictions and preferences or limited or unlimited participation in amounts to be paid on liquidation, and the Board of Directors is hereby authorized to fix and determine the powers, privileges, preferences and rights of any series of Preferred Stock, and to fix the number of shares constituting any such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

    FIFTH:  The Corporation shall have perpetual existence.

    SIXTH: Meetings of stockholders may be held within or without the State of Delaware as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as my be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall provide.

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    SEVENTH:  (a)  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derived an improper personal benefit.

              (b) (1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a proceeding), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in this paragraph (b), the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph (b) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this paragraph (b) or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

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    (2)  Any indemnification under this paragraph (b) (unless ordered by a
Court) shall be made by the Corporation upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standards of conduct set forth in the Delaware General Corporation Law which make it permissible for the Corporation to indemnify the director or officer. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such proceeding, or (ii) if such a quorum is not obtainable or if such a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

    (3) The right to indemnification and the advancement of expenses conferred in this paragraph (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

    (4) The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

    EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the By-Laws of the Corporation.

    NINTH: The Corporation reserves the right to repeal, alter, amend, or rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

    TENTH:  The name and mailing address of the sole incorporator is:


                           Joan Dacey-Seib
                           Jacobs Persinger & Parker
                           70 Pine Street
                           New York, New York  10270

    IN WITNESS WHEREOF, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true under the penalties of perjury and accordingly have hereunto set my hand this 14th day of April, 1987.



                                                /s/ Joan Dacey-Seib
                                                ------------------------
                                                    Joan Dacey-Seib,
                                                    Sole Incorporator